UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2026

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204

(Address of principal executive offices) (Zip code)

(317) 577-5600

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On July 2, 2026, Kite Realty Group, L.P. (the “Issuer”), the operating partnership through which Kite Realty Group Trust (the “Company”) holds substantially all of its assets and conducts substantially all of its activities, issued $345 million aggregate principal amount of 3.25% Exchangeable Senior Notes due 2032 (the “Notes”). Pursuant to the purchase agreement among the Issuer, the Company and the representatives of the initial purchasers of the Notes, the Issuer also granted the initial purchasers of the Notes an option to purchase up to an additional $45 million aggregate principal amount of Notes. The Notes issued on July 2, 2026 include $45 million aggregate principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option. The Notes were issued pursuant to, and are governed by, an Indenture, dated as of July 2, 2026 (the “Indenture”), among the Issuer, the Company, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness and are effectively subordinated in right of payment to all of the Issuer’s secured indebtedness (to the extent of the collateral securing such indebtedness) and to all liabilities and preferred equity of the Issuer’s subsidiaries.

The Notes accrue interest payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2027, at a rate of 3.25% per year. The Notes will mature on April 15, 2032 (the “Maturity Date”), unless earlier exchanged, repurchased, or redeemed. Prior to the close of business on the business day immediately preceding January 15, 2032, the Notes are exchangeable into cash up to the principal amount of the Notes exchanged and, if applicable, cash or common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) or a combination thereof, only upon certain circumstances and during certain periods. On or after January 15, 2032, the Notes will be exchangeable into cash up to the principal amount of the Notes exchanged and, if applicable, cash or Common Shares or a combination thereof at the option of the holders at any time prior to the close of business on the second scheduled trading day preceding the Maturity Date. The exchange rate initially equals 28.2466 Common Shares per $1,000 principal amount of Notes, which is equivalent to an exchange price of approximately $35.40 per Common Share and an exchange premium of approximately 22.5% based on the closing price of $28.90 per Common Share on June 29, 2026. The exchange rate is subject to adjustment upon the occurrence of certain events, but it will not be adjusted for any accrued and unpaid interest.

The Issuer may redeem the Notes, at its option, in whole or in part, on any business day on or after July 20, 2029, if the last reported sale price of the Common Shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (the “redemption price”). The Issuer also has the right, at its election, to redeem all or any portion of the Notes at any time and from time to time at the redemption price to the extent necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes, as reasonably determined by the Company’s Board of Trustees. The Issuer may also redeem the Notes, in whole but not in part, at any time in cash at the redemption price if the aggregate principal amount of Notes that remains outstanding at such time is less than 10% of the aggregate principal amount of Notes initially issued under the Indenture.

If the Issuer or the Company undergoes a fundamental change (as defined in the Indenture), holders of the Notes may require the Issuer to purchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, such purchase date.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Issuer and the Trustee, may declare 100% of the principal and accrued and unpaid interest on the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal and accrued and unpaid interest on the Notes will automatically become due and payable.

The net proceeds from the offering, after deducting the initial purchasers’ discount and estimated offering costs and expenses payable by the Issuer and the Company, were approximately $335.7 million.

The foregoing description is qualified in its entirety by the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1. The terms of the Indenture, including the form of the Notes attached hereto as Exhibit 4.2, are incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on July 2, 2026, the Issuer and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will, at its cost:

•	as promptly as practicable following the date on which the Company becomes eligible to file an automatic shelf registration statement (but in no event more than 90 days after the first date of original issuance of the Notes), (i) file with the Securities and Exchange Commission a shelf registration statement (which shall be an automatic shelf registration statement if the Company is eligible to file an automatic shelf registration at the time such filing is made) and/or (ii) file one or more prospectus supplements to an already effective shelf registration statement, covering resales of Common Shares, if any, issuable upon exchange of the Notes;

•	if the shelf registration statement filed is not an automatic shelf registration statement, then the Company will use its commercially reasonable efforts to cause the shelf registration statement or resale prospectus supplement to become effective within 180 days after the first date of original issuance of the Notes; and

•	use commercially reasonable efforts to keep the shelf registration statement or resale prospectus effective until the earlier of (1) the 30th trading day immediately following the Maturity Date (subject to extension for any suspension of the effectiveness of the registration during such 30-trading day period immediately following the Maturity Date) and (2) the date on which there are no longer outstanding any Notes or Common Shares issued upon exchange of the Notes that would be “restricted” securities (within the meaning of Rule 144).

If the Issuer does not fulfill certain of its obligations under the Registration Rights Agreement with respect to the Notes, the Issuer will be required to pay additional interest to holders of the Notes. If a holder of the Notes exchanges some or all of its Notes for Common Shares, such holder will not be entitled to additional interest with respect to the Common Shares. However, if a holder of the Notes exchanges its Notes when there exists a registration default with respect to the Common Shares, the Issuer will increase the applicable exchange rate by 3% instead of paying any additional interest on such Common Shares.

The foregoing description is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3. The terms of the Registration Rights Agreement are incorporated herein by reference.

Capped Call Transactions

On June 29, 2026 and July 1, 2026, in connection with the pricing of the Notes, the Issuer entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions, including the initial purchasers of the Notes or their respective affiliates (the “Capped Call Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of Common Shares underlying the Notes. The Capped Call Transactions are generally expected to reduce the potential dilution to holders of the Common Shares upon exchange of the Notes and/or offset the potential cash payments the Issuer could be required to make in excess of the principal amount of any exchanged Notes upon exchange thereof, with such reduction and/or offset subject to a cap.

The cap price of the Capped Call Transactions is initially $41.91, which represents a premium of approximately 45% over the last reported sale price of the Common Shares on the New York Stock Exchange on June 29, 2026, and is subject to anti-dilution adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Issuer with the Capped Call Counterparties, are not part of the terms of the Notes, and will not change any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description is qualified in its entirety by the full text of the form of confirmation for the Capped Call Transactions, a copy of which is attached hereto as Exhibit 10.1. The terms of the form of confirmation for the Capped Call Transactions are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture and the issuance of the Notes by the Issuer is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act, in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in and in accordance with Rule 144A under the Securities Act. Initially, a maximum of 11,937,690 Common Shares may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 34.6020 Common Shares per $1,000 principal amount of Notes, which is subject to customary adjustments.

Item 8.01	Other Events.

On June 30, 2026, the Company and the Issuer issued a press release pursuant to Rule 135c under the Securities Act in connection with the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

On July 2, 2026, the Company and the Issuer issued a press release pursuant to Rule 135c under the Securities Act in connection with the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of July 2, 2026, among Kite Realty Group, L.P., as issuer, Kite Realty Group Trust, as potential future guarantor, and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of Global Note representing the Notes (included in Exhibit 4.1)
4.3	Registration Rights Agreement, dated as of July 2, 2026, by and among Kite Realty Group Trust, Kite Realty Group, L.P., and the initial purchasers party thereto
10.1	Form of Capped Call Transaction Confirmation
99.1	Pricing press release, dated June 30, 2026
99.2	Closing press release, dated July 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

By:	/s/ Heath R. Fear
Name:	Heath R. Fear
Title:	President and Chief Financial Officer

Date: July 2, 2026

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

By:	/s/ Heath R. Fear
Name:	Heath R. Fear
Title:	President and Chief Financial Officer

Date: July 2, 2026